DRYDEN HIGH YIELD FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                          August 29,
2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Dryden High Yield Fund, Inc. (the "Fund")
            File No. 811-2896

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended June 30, 2005.
This Form N-SAR was filed electronically using the EDGAR
System.

                                          Very truly
yours,


                                          /s/ Jonathan
D. Shain
                                           Jonathan
D. Shain
                                          Assistant
Secretary








      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2005.



DRYDEN HIGH YIELD FUND, INC.



Witness: /s/ Jonathan D. Shain	By:	/s/ Grace C. Torres
         Jonathan D. Shain			Grace C. Torres
         Assistant Secretary
	Treasurer and Principal

	Financial and Accounting
Officer





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